Exhibit 1.1

TALLGRASS ENERGY GP, LP

                 Class A Shares

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

New York, New York

            , 2015

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Tallgrass Energy GP, LP, a limited partnership organized under the laws of Delaware (the “Partnership”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives,                  Class A shares (the “Initial Shares”), each representing a limited partner interest in the Partnership (the “Class A Shares”). The Partnership also proposes to grant to the Underwriters an option to purchase up to                  additional Class A Shares to cover over allotments, if any (the “Additional Shares”; the Additional Shares, together with the Initial Shares, being hereinafter called the “Shares”).

This agreement (the “Agreement”) is to confirm the agreement among the Partnership and TEGP Management, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner,” and together with the Partnership, the “Partnership Parties”), on the one hand, and the Underwriters, on the other hand, concerning the purchase of the Shares by the Underwriters.

Tallgrass Energy Holdings, LLC, a Delaware limited liability company (“Holdings”) owns a 100% membership interest in the General Partner and 50% of the common limited partner interests in Tallgrass Development, LP, a Delaware limited partnership (“Tallgrass Development”). Tallgrass Development owns a 100% membership interest in Tallgrass Operations, LLC, a Delaware limited liability company (“Tallgrass Operations”). Affiliates of Kelso & Company, affiliates of The Energy & Minerals Group, Tallgrass KC, LLC, Wylie Ventures, LLC and Hobbs Ventures, LLC (collectively, the “Tallgrass Equity Existing Members”) own 100% of the membership interests in Tallgrass Equity, LLC (formerly known as Tallgrass GP Holdings, LLC), a Delaware limited liability company (“Tallgrass Equity”). Tallgrass Equity owns a 100% membership interest in Tallgrass MLP GP, LLC, a Delaware limited liability company (“TEP GP”) and the general partner of Tallgrass Energy Partners, LP, a Delaware limited partnership (“TEP”). The Partnership Parties, Tallgrass Equity, TEP GP, TEP, Tallgrass MLP Operations, LLC, a Delaware limited liability company (“Tallgrass MLP

Operations”), Tallgrass Midstream, LLC, a Delaware limited liability company (“Tallgrass Midstream”), Tallgrass Interstate Gas Transmission, LLC, a Colorado limited liability company (“TIGT”), Trailblazer Pipeline Company LLC, a Delaware limited liability company (“Trailblazer”) and Tallgrass Pony Express Pipeline, LLC, a Delaware limited liability company (“Pony Express”) are referred to collectively herein as the “Partnership Entities.” The Partnership Entities, Holdings, Tallgrass Development and Tallgrass Operations are referred to collectively herein as the “Tallgrass Entities.” Tallgrass MLP Operations, Tallgrass Midstream, TIGT, Trailblazer and Pony Express are referred to collectively herein as the “Operating Subsidiaries.”

It is understood and agreed by all parties hereto that the Partnership was recently formed to acquire and own, directly or indirectly, a membership interest in Tallgrass Equity, which will hold an approximate     % limited partner interest in TEP and a 100% membership interest in TEP GP, which in turn owns all of the incentive distribution rights (“Incentive Distribution Rights”) and an approximate 1.37% general partner interest in TEP (the “TEP GP Interest”), as described more particularly in the Pricing Disclosure Package and the Prospectus (as such terms are hereinafter defined). It is further understood and agreed to by all parties that the following transactions (the “Prior Transactions”) have occurred prior to the date hereof, or will occur following the date hereof but prior to the Initial Delivery Date as defined in Section 3:

(a) Holdings formed the General Partner and received all of the membership interests in the General Partner;

(b) The General Partner and Holdings formed the Partnership and the General Partner received the general partner interest and Holdings received all of the limited partner interests in the Partnership, respectively;

(c) Tallgrass Equity distributed its interest in Holdings to the Tallgrass Equity Existing Members, pro rata;

(d) the General Partner and Holdings, as the limited partner, adopted the TEGP Management, LLC Long-Term Incentive Plan (the “LTIP”);

(e) Holdings distributed its limited partner interests in the Partnership to the Tallgrass Equity Existing Members, pro rata; and

(f) The Partnership filed an election with the Internal Revenue Service to be treated as a corporation for federal income tax purposes.

It is further understood and agreed to by all parties hereto that the following additional transactions (the “Closing Transactions” and together with the Prior Transactions, the “Transactions”) will occur on or before the Initial Delivery Date (as defined in Section 3):

(a) The agreement of limited partnership of the Partnership will be amended and restated (as so amended and restated, the “Partnership Agreement”);

(b) The limited liability agreement of the General Partner will be amended and restated (as so amended and restated, the “General Partner LLC Agreement”);

(c) The Partnership, the General Partner, Holdings and Tallgrass Equity will enter into an omnibus agreement (the “Omnibus Agreement”);

(d) the Partnership and the Tallgrass Equity Existing Members will enter into a registration rights agreement (the “Registration Rights Agreement”);

(e) the Partnership will issue the Initial Shares to the public and will receive proceeds from the public for its offering of the Initial Shares (the “IPO Proceeds”);

(f) the Partnership will issue Class B shares, each representing a limited partner interest in the Partnership (the “Class B Shares”), to the Tallgrass Equity Existing Members;

(g) Tallgrass Equity will issue a number of units to the Partnership that equals the number of Initial Shares issued to the public in exchange for the IPO Proceeds, and will amend its limited liability company agreement (as amended, the “Tallgrass Equity LLC Agreement”) to, among other things, provide that the Partnership is the managing member of Tallgrass Equity;

(h) Tallgrass Equity will enter into a 5-year, $150 million revolving credit facility (the “Tallgrass Equity Credit Agreement”) and will borrow $150 million thereunder (the “Debt Proceeds” and together with the IPO Proceeds, the “Proceeds”), and will use the Proceeds to purchase                  common units of TEP from Tallgrass Operations at $            per TEP Common Unit (the “Acquired TEP Units”);

(i) Tallgrass Equity will distribute the Proceeds not utilized to purchase the Acquired TEP Units, if any, to make a distribution to the Tallgrass Equity Existing Members; and

(j) If the Underwriters exercise their overallotment option pursuant to Section 2(b) of this Agreement, the Partnership will issue the Additional Shares to the public and the proceeds from such issuance will be used to purchase a corresponding number of Tallgrass Equity units from the Tallgrass Equity Existing Members and an equivalent number of Class B Shares will be cancelled.

In connection with the Transactions, the parties to the Transactions will enter into various transfer agreements, conveyances, assignments and related documents (collectively, the “Contribution Documents”). The “Transaction Agreements” means, collectively, the Contribution Documents, the Omnibus Agreement, the LTIP, the Registration Rights Agreement and the Tallgrass Equity Credit Agreement. The “Partnership Group Organizational Agreements” means the Partnership Agreement, the Tallgrass Equity LLC Agreement and the General Partner LLC Agreement. The “Operative Agreements” means the Partnership Group Organizational Agreements and the Transaction Agreements.

1. Representations, Warranties and Agreements of the Partnership Parties. The Partnership Parties represent, warrant and agree that:

(a) Registration Statement. A registration statement on Form S-1 (File No. 333-202258) relating to the Shares has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to the Representatives of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means              [a.m.][p.m.] (New York City time) on             , 2015;

(ii) “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

(iii) “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, and any Rule 462(b) Registration Statement became or becomes effective;

(iv) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

(v) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Securities Act) or “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) prepared by or on behalf of the Partnership Parties or used or referred to by the Partnership Parties in connection with the offering of the Shares;

(vi) “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information;

(vii) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule II hereto and each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(viii) “Prospectus” means the final prospectus relating to the Shares, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(ix) “Registration Statement” means the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule

424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Applicable Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Initial Delivery Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

(x) “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Securities Act.

(xi) “Rule 430A Information” means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

(xii) “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act; and

(xiii) “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference herein to the term “Registration Statement” shall be deemed to include the abbreviated registration statement to register additional Shares under Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”).

(b) No Stop Order. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission

(c) Emerging Growth Company Status. From the time of filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Partnership engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the Applicable Time, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(d) Testing-the-Waters Communications. The Partnership (i) has not engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Partnership has not distributed or approved for distribution any Written Testing-the-Waters Communications.

(e) Ineligible Issuer. The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, is not on the date hereof and will not be on the applicable Delivery Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(f) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.

(g) No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8 hereof.

(h) No Material Misstatements or Omissions in the Prospectus. The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8 hereof.

(i) No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(b).

(j) No Material Misstatements or Omissions in Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Securities Act), when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer

Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(b). The information included in each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement or the most recent Preliminary Prospectus or to be contained in the Prospectus.

(k) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Partnership has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Shares will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(l) Forward-Looking and Supporting Information. Each of the statements made by the Partnership in the Registration Statement and the Pricing Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated cash available for distributions and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(m) Formation and Qualification of the Tallgrass Entities. Each of the Tallgrass Entities has been duly formed, is validly existing and in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its jurisdiction of organization (as set forth on Schedule IV) and is duly qualified or licensed to do business and in good standing as a foreign limited partnership or limited liability company, as the case may be, in each jurisdiction (as set forth on Schedule IV) in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), results of operations, members’ equity or partners’ capital, properties, business or prospects of the Partnership and its subsidiaries, taken as a whole (a “Material Adverse Effect”), (ii) materially impair the ability of any of the Tallgrass Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements or (iii) subject the limited partners of the Partnership to any material liability or disability. Each of the Tallgrass Entities has all limited partnership or limited liability company power and authority, as the case may be, necessary to enter into and perform its obligations under the Operative Agreements to which it is a party and to own or hold its properties and to conduct the businesses as presently conducted in all material respects.

(n) General Partner. The General Partner has, and at each Delivery Date will have, full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement and the most recent Preliminary Prospectus.

(o) Ownership of the General Partner. At each applicable Delivery Date, after giving effect to the Transactions, Holdings will own a 100% membership interest in the General Partner; such membership interest will have been duly authorized and validly issued in accordance with the General Partner LLC Agreement and will be fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such membership interest will be owned free and clear of all liens, encumbrances, security interests, equities, charges or other claims (“Liens”), except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the General Partner LLC Agreement.

(p) Ownership of the General Partner Interest in the Partnership. At the Initial Delivery Date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership, with a 0.0% general partner interest in the Partnership (the “General Partner Interest”); such General Partner Interest will have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner will own such General Partner Interest free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Partnership Agreement.

(q) Ownership of Tallgrass Equity. At the Initial Delivery Date, assuming no purchase by the Underwriters of the Additional Shares after giving effect to the Transactions, the Partnership will own              units in Tallgrass Equity; such membership interest will have been duly authorized and validly issued in accordance with the Tallgrass Equity LLC Agreement and will be fully paid (to the extent required under the Tallgrass Equity LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest will be owned free and clear of Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Tallgrass Equity LLC Agreement.

(r) Ownership of TEP GP. At each applicable Delivery Date, after giving effect to the Transactions, Tallgrass Equity will own a 100% membership interest in TEP GP; such membership interest will have been duly authorized and validly issued in accordance with the Second Amended and Restated Limited Liability Company Agreement of TEP GP, dated May 17, 2013 (as amended and restated to date, the “TEP GP LLC Agreement”) and will be fully paid (to the extent required under the TEP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest will be owned free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the TEP GP LLC Agreement or the Tallgrass Equity Credit Agreement.

(s) Ownership of the General Partner Interest in TEP. At each applicable Delivery Date, after giving effect to the Transactions, TEP GP will be the sole general partner of TEP. As of the date of this Agreement, TEP GP owns 834,391 general partner units (the “General Partner Units”), representing an approximate 1.37% general partner interest in TEP (the “General Partner Interest”); such General Partner Units are duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of TEP, dated May 17, 2013 (as amended and restated to date, the “TEP Partnership Agreement”); and TEP GP owns such General Partner Units free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Amended and Restated Partnership Agreement or the Tallgrass Equity Credit Agreement.

(t) Ownership of the Incentive Distribution Rights. At each applicable Delivery Date, after giving effect to the Transactions, TEP GP will own all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the TEP Partnership Agreement and will be fully paid (to the extent required under the TEP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and TEP GP will own such Incentive Distribution Rights free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the TEP Partnership Agreement or Tallgrass Equity Credit Agreement.

(u) Ownership of Subsidiaries. At each applicable Delivery Date, after giving effect to the Transactions, all of the outstanding shares of capital stock or other equity interests of TEP, Tallgrass Equity and each Operating Subsidiary will have been duly authorized and validly issued (in accordance with the agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents (in each case as in effect on the date hereof and as the same may be adopted, entered into, amended or restated prior to the applicable Delivery Date) (the “Subsidiary Organizational Agreements” and together with the Partnership Group Organizational Agreements and the TEP Partnership Agreement, the “Organizational Agreements”) of such subsidiary) and are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Subsidiary Organizational Agreement of such subsidiary) and nonassessable (except (A) in the case of an interest in a Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable and, (B) in the case of an interest in a limited partnership or limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited partnership or limited liability company statute, as applicable). At each applicable Delivery Date, after giving effect to the Transactions, (i) the Partnership will own a                  membership interest in Tallgrass Equity, with all of the remaining Tallgrass Equity membership interests being held by the Tallgrass Equity Existing Members, (ii) Tallgrass Equity will own the Acquired TEP Units, which will represent 33.20% of the issued and outstanding common units of TEP (excluding any common units to be issued in connection with vesting under the TEP GP long term incentive plan during May 2015), (iii) Tallgrass Equity will own all of the membership interest in TEP GP, and (iv) except for the 33.3% membership interest in Pony Express owned by Tallgrass Operations, all of the outstanding shares of capital stock or other equity interests of each Operating Subsidiary are owned, directly or indirectly, by TEP, in each case under clauses (i), (ii), (iii) and (iv) free and clear of all Liens, except for those created by or arising under the Delaware LP Act, the Delaware LLC Act, the Tallgrass Equity Credit Agreement or the Revolving Credit Agreement, dated as of May 17, 2013, among TEP, the syndicate of lenders named therein and Barclays Bank PLC, as administrative agent and collateral agent (together with any amendment thereto, the “TEP Credit Agreement”), or restrictions on transferability contained in the applicable Organizational Agreements of TEP, Tallgrass Equity, TEP GP, or any Operating Subsidiary.

(v) No Other Subsidiaries. At each applicable Delivery Date, after giving effect to the Transactions, the Partnership will not own directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than Tallgrass Equity, TEP, TEP GP, the Operating Subsidiaries and its indirect ownership in Tallgrass Energy Investments, LLC, a Delaware limited liability company, Tallgrass PXP Holdings, LLC, a Delaware limited liability company, BNN West Texas, LLC, a Delaware limited liability company, BNN Water Solutions, LLC, a Delaware limited liability company, BNN Redtail, LLC, a Delaware limited liability company, BNN Recycle, LLC, a Delaware limited liability company, Alpha Reclaim Technology, LLC, a Texas limited liability company and NECL Realty Holdings, LLC, a Delaware limited liability company. At each applicable Delivery Date, after giving effect to the Transactions, the General Partner will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Partnership, Tallgrass Equity TEP, TEP GP, the Operating Subsidiaries and its indirect ownership in Tallgrass Energy Investments, LLC, a Delaware limited liability company, Tallgrass PXP Holdings, LLC, a Delaware limited liability company, BNN West Texas, LLC, a Delaware limited liability company, BNN Water Solutions, LLC, a Delaware limited liability company, BNN Redtail, LLC, a Delaware limited liability company, BNN Recycle, LLC, a Delaware limited liability company, Alpha Reclaim Technology, LLC, a Texas limited liability company and NECL Realty Holdings, LLC, a Delaware limited liability company

(w) Ownership of the Class B Shares. At each applicable Delivery Date, after giving effect to the Transactions, the Tallgrass Equity Existing Members will own all of the Class B Shares; the Class B Shares and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Tallgrass Equity Existing Members will own such Class B Shares free and clear of all Liens, except for (i) restrictions on transferability that may be imposed by federal or state securities laws or contained in the Partnership Agreement or the Tallgrass Equity LLC Agreement, and (ii) Liens arising under or in connection with the Tallgrass Equity Credit Agreement.

(x) Duly Authorized and Validly Issued Shares. At each applicable Delivery Date, the Shares to be sold by the Partnership and the limited partner interests represented thereby will have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). Other than the Class B Shares and any limited partner interests issued pursuant to the LTIP as described in the Registration Statement and the most recent Preliminary Prospectus, the Shares will be the only limited partner interests of the Partnership issued or outstanding at the Initial Delivery Date and at each Option Delivery Date (as defined in Section 3), as applicable.

(y) Capitalization of the Partnership. Assuming no purchase by the Underwriters of the Additional Shares, on the Initial Delivery Date, after giving effect to the Transactions, the issued and outstanding limited partner interests of the Partnership will consist of                  Class A Shares and                  Class B Shares. All outstanding Class A Shares and Class B Shares and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). The limited partner interests of the Partnership conform, in all material respects, as to legal matters to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

(z) Capitalization of TEP. As of the Applicable Time, the issued and outstanding partnership interests of TEP will solely consist of                  Common Units, 834,391 general partner units and the Incentive Distribution Rights. All of TEP’s outstanding Common Units, and the limited partner interests, represented thereby, have been duly authorized and validly issued in accordance with the TEP Partnership Agreement and are fully paid (to the extent required under the TEP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(aa) Distribution Restrictions. At each applicable Delivery Date, after giving effect to the Transactions, none of the Operating Subsidiaries will be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or to which it is subject, from paying any distributions to any Partnership Entity, from making any other distribution on such subsidiary’s equity interests, from repaying to any Partnership Entity any loans or advances to such subsidiary from any Partnership Entity or from transferring any of such subsidiary’s property or assets to any Partnership Entity or any other subsidiary of any Partnership Entity, except for (a) restrictions on distributions under the laws of the Operating Subsidiaries’ jurisdictions of formation or (b) as described in or contemplated by the Revolving Credit Agreement, dated as of May 17, 2013, among TEP, the syndicate of lenders named therein and Barclays Bank PLC, as administrative agent and collateral agent (together with any amendment thereto, (the “TEP Credit Agreement”) or Tallgrass Equity Credit Agreement.

(bb) Conformity of Shares to Description. The Shares, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, and the Class B Shares and the General Partner Interest, when issued and delivered in accordance with the terms of the Partnership Agreement, will conform in all material respects to the description thereof contained in the Registration Statement and the Pricing Disclosure Package and to be contained in the Prospectus, and such description conforms to the rights set forth in the instruments defining the same.

(cc) No Options, Preemptive Rights, Registration Rights or Other Rights. Except as described in the Registration Statement and the Pricing Disclosure Package and to be described in the Prospectus, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the Organizational Agreement of any such Partnership Entity, the certificates of limited partnership or formation or any other organizational documents of any such Partnership Entity or any other agreement or other instrument to which any such Partnership Entity is a party or by which any such Partnership Entity may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Shares or other securities of the Partnership offered in the offering or sold pursuant to this Agreement.

(dd) Authority and Authorization. Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Shares, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the most recent Preliminary Prospectus. At each Delivery Date, all limited partnership or limited liability company action, as the case may be, required to be taken by any of the Tallgrass Entities or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Shares, the execution and delivery of the Operative Agreements and the consummation of the Transactions and any other transactions contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

(ee) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of each of the Partnership Parties.

(ff) Authorization, Execution, Delivery and Enforceability of Certain Agreements. At each applicable Delivery Date:

(i) each of the Transaction Agreements will have been duly authorized, executed and delivered by the respective Tallgrass Entities party thereto and will be a valid and legally binding agreement of such Tallgrass Entity, enforceable against such Tallgrass Entity in accordance with its terms;

(ii) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and Tallgrass Equity Existing Members and will be a valid and legally binding agreement of the General Partner and Tallgrass Equity Existing Members, enforceable against the General Partner and Tallgrass Equity Existing Members in accordance with its terms;

(iii) the General Partner LLC Agreement will have been duly authorized, executed and delivered by Holdings and will be a valid and legally binding agreement of Holdings, enforceable against Holdings in accordance with its terms; and

(iv) the limited liability company agreements of Tallgrass Equity and TEP GP will have been duly authorized, executed and delivered by the members thereof and will be valid and legally binding agreements of the members thereof, enforceable against the members thereof in accordance with their respective terms;

(v) the TEP Partnership Agreement will have been duly authorized, executed and delivered by TEP GP and will be a valid and legally binding agreement of TEP General Partner, enforceable against TEP GP in accordance with its terms;

provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(gg) Legal Sufficiency of Contribution Documents. The Contribution Documents will be legally sufficient to transfer or convey, directly or indirectly, the equity interests in Tallgrass Equity and the Acquired TEP Units to the Partnership, as contemplated by the Registration Statement and the most recent Preliminary Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents described in the Registration Statement and the most recent Preliminary Prospectus.

(hh) No Conflicts. None of (i) the offering, issuance or sale of the Shares as described in the Registration Statement and the most recent Preliminary Prospectus, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the respective Tallgrass Entities party hereto or thereto, (iii) the consummation of the Transactions or any other transactions contemplated by this Agreement or the Transaction Agreements or (iv) the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the most recent Preliminary Prospectus (A) conflicts with or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion or other governing document (the “Organizational Documents”) of any of the Tallgrass Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a change of control or default (or an event that, with notice or lapse of time or both, would constitute such an event) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Tallgrass Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Tallgrass Entities or any of their properties in a proceeding to which any of them or their property is a party or is bound or (D) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Tallgrass Equity Credit Agreement or the TEP Credit Agreement) upon any property or assets of any of the Tallgrass Entities, except in the case of clauses (B), (C) and (D) for any such conflicts, violations, breaches, changes of control, defaults or Liens that, individually or in the aggregate, have not materially impaired and will not materially impair the ability of any of the Tallgrass Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Transaction Agreements.

(ii) No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Tallgrass Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale of the Shares as described in the Registration Statement and the most recent Preliminary Prospectus, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by the respective Tallgrass Entities party hereto and thereto, (iii) the consummation of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements or (iv) the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except (A) for registration of the Shares under the Securities Act and consents required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable state securities or “Blue Sky” laws, and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Shares by the Underwriters, (B) for such consents that have been, or prior to the Initial Delivery Date will be, obtained or made, (C) for any such consents the absence or omission of which would not reasonably be expected to materially impair the ability of any of the Tallgrass Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements and (D) as described in the Registration Statement and the most recent Preliminary Prospectus.

(jj) No Defaults. None of the Tallgrass Entities is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or any of its properties or (iii) breach, default (and no event exists that, with notice or lapse of time or both, would constitute a default) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, except in the cases of clauses (ii) and (iii) for any such breaches, defaults and violations that, individually or in the aggregate, would not reasonably be expected to materially impair the ability of any of the Tallgrass Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements.

(kk) Financial Statements. The financial statements (including the related notes and supporting schedules) included in the Registration Statement and the most recent Preliminary Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The summary historical financial data included under the caption “Summary—Summary Historical Financial Data” in the Registration Statement and the most recent Preliminary Prospectus (and any amendment or supplement thereto) and the selected historical financial data set forth under the caption “Selected Historical Financial Data” in the Registration Statement and the most recent Preliminary Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein. The other financial information of the Partnership (or its predecessor for accounting purposes), including non-GAAP financial measures contained in the Registration Statement and the most recent Preliminary Prospectus has been derived from the accounting records of the Partnership Entities or their predecessors for accounting purposes, fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the most recent Preliminary Prospectus that are not so included as required and the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto) or the most recent Preliminary Prospectus.

(ll) Pro Forma Financial Statements. The pro forma financial statements included in the Registration Statement and the most recent Preliminary Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect an appropriate application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement and the most recent Preliminary Prospectus. The pro forma financial statements included in the Registration Statement and the most recent Preliminary Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(mm) Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, who has audited certain financial statements of the Partnership, whose reports appear in the Registration Statement and the most recent Preliminary Prospectus, is an independent registered public accounting firm with respect to the Partnership as required by the Securities Act and the Public Company Accounting Oversight Board.

(nn) Internal Controls. The Partnership Entities maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership Entities’ internal controls over financial reporting are effective in all material respects to perform the functions for which they were established. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP, the Partnership Parties were not aware of any material weaknesses in the internal controls of any Partnership Entity.

(oo) Disclosure Controls and Procedures. (i) To the extent required by Rule 13a-15 under the Exchange Act, the Partnership Entities have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the Partnership, including the principal executive officer and principal financial officer of the General Partner, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) to the extent required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(pp) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP, the Partnership has not been advised of or become aware of any fraud, whether or not material, that involves management or other employees of any Partnership Entity who have a significant role in the Partnership Entities’ internal control over financial reporting.

(qq) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Partnership or, to the knowledge of the Partnership Parties, any of the General Partner’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated in connection therewith or the rules of The New York Stock Exchange, in each case that are effective and applicable to the Partnership.

(rr) No Material Changes. Except as described in the Registration Statement and the Pricing Disclosure Package, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, (i) no Partnership Entity has (A) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) issued or granted any securities, (C) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, or (D) entered into any transaction not in the ordinary course of business, (ii) none of the Partnership Parties have declared or paid any distribution or dividend on its equity interests, and (iii) since such date, there has not been any change in the partnership or limited liability company interests, as applicable, or long-term debt of any of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole, in each of items (i) through (v) above, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ss) Title to Properties. Each of the Partnership Entities, directly or indirectly, has good and indefeasible title to all real property owned in fee by the Partnership Entities (excluding easements or rights-of-way) and good title to all personal property owned by it, in each case free and clear of all Liens, except (a) as described in the Registration Statement and the most recent Preliminary Prospectus, (b) such as are created under or permitted by the TEP Credit Agreement and the Tallgrass Equity Credit Agreement and (c) such as does not materially affect the value of such property and does not materially interfere with the use made and proposed to be made of such property by any of the Partnership Entities. All assets held under lease by each of the Partnership Entities are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such assets by any of the Partnership Entities as described in the Registration Statement and the most recent Preliminary Prospectus.

(tt) Rights of Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement and the most recent Preliminary Prospectus, subject to the limitations described in the Registration Statement and the most recent Preliminary Prospectus, if any, except for (i) qualifications, reservations and encumbrances with respect thereto that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, or at the applicable Delivery Date will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not have a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(uu) Permits. Each of the Partnership Entities has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its business in the manner described in the Registration Statement and the most recent Preliminary Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Partnership Entities has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect. No event has occurred that would prevent the Permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issuances, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Partnership Parties, none of the Tallgrass Entities has received any notice of proceedings relating to the revocation or modification of any Permits that, individually or in the aggregate, if subject to an unfavorable decision, ruling or finding, would be reasonably expected to have a Material Adverse Effect.

(vv) Intellectual Property. Each of the Partnership Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its businesses and has no reason to believe that the conduct of its businesses conflicts with, and has not received any notice of any claim of conflict with, any such rights of others, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(ww) Legal Proceedings. Except as described in the Registration Statement and the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which any of the Tallgrass Entities is a party or of which any property or assets of any of the Tallgrass Entities is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially impair the ability of any of the Tallgrass Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements; and to the Partnership Parties’ knowledge, no such proceedings are threatened by governmental authorities or others.

(xx) Contracts to be Described or Filed. There are no contracts or other documents required by the Securities Act to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. Each such contract and other document is in full force and effect and (assuming that such contracts and documents constitute the legal, valid and binding obligation of the other persons party thereto) is valid and enforceable by and against the Partnership Entities, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as would not reasonably be expected to have a Material Adverse Effect. The Partnership Parties have no knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(yy) Summaries of Law. Statements made in the most recent Preliminary Prospectus insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, or legal or governmental proceedings, constitute accurate summaries of the terms of such statutes, rules and regulations, and legal and governmental proceedings in all material respects.

(zz) Insurance. Each of the Partnership Entities has, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is reasonably adequate for the conduct of its businesses and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of any of the Partnership Entities are in full force and effect; each of the Partnership Entities is in compliance with the terms of such policies in all material respects; and none of the Partnership Entities has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. There are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(aaa) Certain Relationships and Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and any “affiliate,” equity holder, director, manager, officer, customer or supplier of any of the Partnership Entities, on the other hand, that is required by the Securities Act to be disclosed in the Registration Statement and the most recent Preliminary Prospectus that is not so disclosed. There are no outstanding personal loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the executive officers, directors or managers of any Partnership Entity or their respective family members.

(bbb) No Labor Dispute; No Notice of Labor Law Violations. No labor disturbance by or dispute with the employees of any of the Partnership Entities or Tallgrass Management LLC exists or, to the knowledge of the Partnership Parties, is imminent or threatened that could reasonably be expected to have a Material Adverse Effect.

(ccc) Environmental Compliance. Except as described in the Registration Statement and the most recent Preliminary Prospectus, and except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (i) each of the Partnership Entities is in compliance with all laws, statutes, codes, regulations, ordinances, rules, orders, judgments, decrees, permits, authorizations or other approvals or other legal approvals of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional or local authority, relating to pollution or the protection of human health or safety (to the extent such health or safety relates to exposure to Hazardous Materials, as defined below), the environment, natural resources, or the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal, arrangement for transport or disposal, or release of hazardous or toxic substances, materials or wastes as such terms are defined under applicable

Federal or state law, solid wastes as defined under the Federal Resource Conservation and Recovery Act, pollutants, contaminants, petroleum, petroleum derivatives or any fraction thereof, natural gas, natural gas liquids and by-products, asbestos, urea formaldehyde and polychlorinated biphenyls (“Hazardous Materials”) applicable to such entity and/or its respective operations (“Environmental Laws”), which compliance includes, without limitation, obtaining and maintaining, and complying with the terms and conditions of, all permits, authorizations and other approvals issued by governmental authorities or required by Environmental Laws to conduct their respective businesses, (ii) no Partnership Entity has received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws that has not been resolved, or of any actual or potential liability for, or other obligation concerning the presence, transport, disposal arrangement for transport or disposal, or release of Hazardous Materials. Except as described in the Registration Statement and the most recent Preliminary Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) none of the Partnership Entities is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or relating to Hazardous Materials, that could reasonably be expected to have a Material Adverse Effect , and (z) none of the Partnership Entities anticipates material capital expenditures as a result of or in connection with Environmental Laws.

(ddd) Tax Returns. The Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed by the Partnership Entities through the date hereof (which returns are complete and correct in all material respects), subject to any applicable extensions, and have timely paid all taxes (and any interest, fine, penalty or other like assessment or addition thereto) due, except those taxes, assessments or other charges that are being contested in good faith, if such taxes, assessments, or other charges are adequately provided for in the financial statements included in the Registration Statement and the most recent Preliminary Prospectus, and no material tax deficiency has been determined adversely to the Partnership Entities that has not been abated, paid in full, or adequately provided for in the financial statements included in the Registration Statement and the most recent Preliminary Prospectus, nor do any of the Partnership Parties have any knowledge of any tax deficiencies that have been asserted against the Partnership Entities that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(eee) ERISA. (i) There exists no “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) that is subject to Title IV of ERISA or Section 412 of the Code; and (ii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(fff) Statistical and Market-Related Data. The statistical and market-related data included in the most recent Preliminary Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(ggg) Investment Company. None of the Partnership Entities is, and as of each applicable Delivery Date, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(hhh) No Brokers. Except as described in the Registration Statement and the most recent Preliminary Prospectus, none of the Tallgrass Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(iii) Private Placement. The issuance of the Class B Shares to the Tallgrass Equity Existing Members is exempt from the registration requirements of the Securities Act and securities laws of any state having jurisdiction with respect thereto, and none of the Tallgrass Entities has taken or will take any action that would cause the loss of such exemption. The Partnership has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(jjj) Stabilization. The Partnership Entities have not taken, directly or indirectly, any action that has constituted, or that was designed to or could reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Shares.

(kkk) NYSE Listing of the Shares. The Shares have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange.

(lll) Distribution of Offering Materials. The Partnership has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(j) or 5(a)(v), any press release or other announcement permitted by Rule 134 or Rule 135 under the Securities Act and, in connection with the Directed Share Program (as defined in Section 4), the enrollment materials prepared by Wells Fargo Securities, LLC on behalf of the Partnership.

(mmm) Anti-Corruption. None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or other person associated with or acting on behalf of any of the Partnership Entities, has (i) used any of its funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from its funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(nnn) Money Laundering. The operations of the Tallgrass Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Entity with respect to the Money Laundering Laws is pending or, to the knowledge of any of the Partnership Parties, threatened.

(ooo) OFAC. None of the Tallgrass Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of any of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ppp) Lending Relationship. Except as described in the Registration Statement and the most recent Preliminary Prospectus, no Tallgrass Entity (i) has any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) intends to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(qqq) Directed Shares. None of the Directed Shares distributed in connection with the Directed Share Program (each as defined in Section 4) will be offered or sold outside of the United States. The Partnership has not offered, or caused Wells Fargo Securities, LLC to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership to alter the customer’s or supplier’s level or type of business with the Partnership or (ii) a trade journalist or publication to write or publish favorable information about the Partnership, its business or its products.

Any certificate signed by any officer of the General Partner and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each

Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $            per Share, the number of Initial Shares set forth opposite such Underwriter’s name on Schedule I hereto, subject to adjustment as set forth in Section 9 hereof.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to                  Additional Shares at the same purchase price per Share as the Underwriters shall pay for the Initial Shares set forth on Schedule I hereto. Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of Additional Shares as to which the several Underwriters are exercising the option and the settlement date. The number of Additional Shares to be purchased by each Underwriter shall be the same percentage of the total number of Additional Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Initial Shares, subject to (i) such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional shares and (ii) adjustment as set forth in Section 9 hereof.

3. Delivery and Payment. Delivery of and payment for the Initial Shares and the Additional Shares (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Initial Delivery Date) shall be made at the office of Baker Botts L.L.P., 98 San Jacinto Blvd., Suite 1500, Austin, Texas 78701 at 9:00 a.m., Houston time, on             , 2015, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Shares being herein called the “Initial Delivery Date”). Delivery of the Shares shall be made to the Underwriters for the respective accounts of the several Underwriters against payment by the several Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Initial Shares and the Additional Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Initial Delivery Date, the Partnership will deliver the Additional Shares (at the expense of the Partnership) to the Representatives, at 388 Greenwich Street, New York, New York, on the date (an “Option Delivery Date”) specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Additional Shares occurs after the Initial Delivery Date, the Partnership will deliver to the Representatives on the Option Delivery Date for the Additional Shares, and the obligation of the Underwriters to purchase the Additional Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Initial Delivery Date pursuant to Section 6 hereof. The Initial Delivery Date and any Option Delivery Date are each sometimes referred to as a “Delivery Date.”

4. Offering by Underwriters.

(a) It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus.

(b) It is understood that approximately                  of the Initial Shares (the “Directed Shares”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of FINRA to the officers, directors, and employees of the General Partner and its affiliates and subsidiaries and certain other persons associated with the Partnership and its affiliates and subsidiaries who have heretofore delivered to Wells Fargo Securities, LLC offers or indications of interest to purchase Directed Shares in form satisfactory to Wells Fargo Securities, LLC (such program, the “Directed Share Program”) and that any allocation of such Directed Shares among such persons will be made in accordance with timely directions received by Wells Fargo Securities, LLC from the Partnership; provided that under no circumstances will Wells Fargo Securities, LLC or any Underwriter be liable to the Partnership Parties or to any such person for any action taken or omitted in good faith in connection with such Directed Share Program. It is further understood that any Directed Shares not affirmatively reconfirmed for purchase by any participant in the Directed Share Program by 7:00 a.m., New York City time, on the first Business Day following the date hereof or otherwise not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

(c) The Partnership agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Share Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program.

5. Agreements.

(a) The Partnership agrees with the several Underwriters that:

(i) Prior to the termination of the offering of the Shares, the Partnership will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished the Representatives a copy for review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(ii) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Pricing Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Partnership will (i) notify promptly the Representatives so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Pricing Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(iii) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the rules thereunder, the Partnership promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(iv) As soon as practicable, the Partnership will make generally available to its security holders and to the Representatives an earnings statement or statements of the Partnership Entities which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(v) The Partnership will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(vi) The Partnership will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives may reasonably request and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(vii) The Partnership will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Shares or any securities convertible into, or exercisable, or exchangeable for, Shares; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, provided, however, that (A) the Partnership may issue the Shares in connection with this offering, (B) the Partnership may issue Shares or any securities convertible or exchangeable into Shares as payment of any part of the purchase price for businesses that are acquired by the Partnership and its affiliates or any third parties, provided that any recipient of such Shares must agree in writing to be bound by the terms of this Section 5(a)(vii) for the remaining term of Section 5(a)(vii), (C) the Partnership may issue and sell Shares pursuant to any long-term incentive plan, employee stock option plan, stock ownership plan or dividend reinvestment plan of the Partnership in effect at the Applicable Time and (D) the Partnership may issue Shares issuable upon the conversion, vesting or exercise of rights with respect to securities (including long-term incentive plan awards, options and warrants).

(viii) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(l) hereof for an officer or director of the Partnership and provides the Partnership with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Partnership agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(ix) The Partnership Parties agree, in connection with the Directed Share Program, to ensure the Directed Shares will be restricted from sale, transfer, assignment, pledge or hypothecation to the same extent as sales and dispositions of Shares by the Partnership are restricted pursuant to Section 5(vii). The Representatives will notify the Partnership as to which participants in the Directed Share Program (“Directed Share Participants”) will need to be so restricted. Such restrictions shall remain in place for a 30-day period with respect to each Directed Share Participant; provided, however, such restrictions shall remain in place for a 180-day period with respect to each Directed Share Participant who is an officer or director of the General Partner pursuant to Section 16 of the Securities Exchange Act of 1934. At the request of the Representatives, the Partnership will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time as is consistent with this Section 5(ix).

(x) The Partnership will not take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Shares.

(xi) The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the New York Stock Exchange; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (viii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings, with such fees and expense of counsel for the Underwriters relating to such filings in an amount that is not greater than $20,000); (ix) the offer and sale of Shares by the Underwriters in connection with the Directed Share Program, including the fees and disbursements of counsel to the Underwriters related thereto, the costs and expenses of preparation, printing and distribution of the Directed Share Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program, (x) the investor presentations on any “road show” or any Testing-the-Waters Communication, undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Partnership and one-half of the cost of any aircraft chartered in connection with the road show; (xi) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (xii) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder; provided that, except as provided in this Section 5, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell, the expenses of advertising any offering of the Shares made by the Underwriters and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with the presentations to prospective purchasers of the Shares, including one-half of the cost of any aircraft chartered in connection with the road show.

(xii) The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(xiii) The Partnership will notify promptly the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the 180-day restricted period referred to in Section 5(a)(vii) hereof.

(xiv) If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Partnership will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Initial Shares and the Additional Shares, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Partnership contained herein as of the Applicable Time and each Delivery Date, to the accuracy of the statements of the Partnership made in any certificates pursuant to the provisions hereof, to the performance by the Partnership of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Partnership pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433;

and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Partnership Parties, threatened.

(b) The Partnership shall have requested and caused Baker Botts L.L.P, counsel for the Partnership Parties to have furnished to the Representatives its legal opinion and letters, each dated such Delivery Date, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit C.

(c) The Partnership shall have requested and caused Stinson Leonard Street LLP, Colorado counsel for the Partnership Entities to have furnished to the Representatives its legal opinion, dated such Delivery Date, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit D

(d) George E. Rider shall have furnished to the Representatives his written opinion, as general counsel to the General Partner, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit E.

(e) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, and addressed to the Representatives, with respect to the issuance and sale of the Shares, the Registration Statement, the Pricing Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have caused the Partnership Entities to furnish to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) The Partnership Parties shall have furnished to the Representatives a certificate, dated such Delivery Date, of the Chief Executive Officer and Chief Financial Officer of the General Partner as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i) that the representations and warranties of the Partnership Parties in this Agreement are true and correct on and as of such Delivery Date and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Delivery Date;

(ii) that no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii) that since the date of the most recent financial statements included in the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition

(financial or otherwise), prospects, earnings, business or properties of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(g) The Partnership Parties shall have furnished to the Representatives a certificate, dated such Delivery Date, of the Chief Financial Officer of the General Partner, substantially in the form attached as Exhibit F hereto.

(h) The Partnership shall have received from PricewaterhouseCoopers LLP a customary comfort letter dated the date of this Agreement and such Delivery Date, and addressed to the Underwriters (with executed copies for each of the Representatives), containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto and, with regards to such letters dated such Delivery Date, to the effect that such firm reaffirms the statements made in the letters furnished on the date of this Agreement, except that the specified date referred to shall be a date not more than three business days prior to such Delivery Date. References to the Prospectus in this paragraph (h) include any supplement thereto at the date of the respective letter.

(i) Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change specified in the letter or letters referred to in paragraph (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(j) Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Partnership Entities’ debt securities, if any, by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k) The Shares shall have been approved for listing and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representatives.

(l) At the Applicable Time, the Partnership shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each of the parties listed on Schedule III hereto and addressed to the Representatives.

(m) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the issuance and sale of the Shares.

(n) Prior to such Delivery Date, the Partnership shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, such Delivery Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Partnership to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

8. Indemnification and Contribution. (a) The Partnership Parties hereby agree, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any Preliminary Prospectus or any amendment or supplement thereto, or the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any amendment or supplement thereto, (C) any Written Testing-the-Waters Communication, or any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, or (D) any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Shares, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”),

or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that none of the Partnership Parties shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Partnership Parties may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Partnership Parties, their respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the General Partner), officers and employees, and each person, if any, who controls such Partnership Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Partnership acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Shares, (ii) under the heading “Underwriting”, the list of Underwriters and their respective participation in the sale of the Shares, (iii) in the sentences related to concessions and reallowances, and (iv) in the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and by the Underwriters on the other from the offering of the Shares. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls a Partnership Party within the meaning of either the Securities Act or the Exchange Act, each officer of a Partnership Party who shall have signed the Registration Statement and each director of such Partnership Party shall have the same rights to contribution as the Partnership, Parties subject in each case to the applicable terms and conditions of this paragraph (d).

(e) The Partnership Parties, jointly and severally, agree to indemnify and hold harmless Wells Fargo Securities, LLC (including their affiliates, directors, officers and employees) and each person, if any, who controls Wells Fargo Securities, LLC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “DSP Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the DSP Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Partnership Parties for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Share Participant to pay for and accept delivery of Directed Shares that the Directed Share Participant agreed to purchase, or (iii) is otherwise related to the Directed Share Program; provided that the Partnership Parties shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the DSP Entities. The Partnership Parties shall reimburse the DSP Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule I hereto bears to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any nondefaulting Underwriter or the Partnership. In the event of a default by any Underwriter as set forth in this Section 9, such Delivery Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Shares, if at any time prior to such delivery and payment (i) trading in the Partnership’s Shares shall have been suspended by the Commission or the New York Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchanges, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective indemnities, covenants and agreements of the Partnership and the Underwriters contained in Section 8 of this Agreement or made by or on behalf of them, respectively, pursuant to Section 8 of this Agreement, and all other covenants and agreements of the Partnership and of the Underwriters that by their terms are to be performed subsequent to the delivery of and payment for the Shares, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them referred to in Section 8 hereof. Except as expressly provided above, all of the parties’ respective representations, warranties, covenants and agreements in this Agreement shall terminate upon the delivery of and payment for the Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: 1(646) 291 1469) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel and Goldman, Sachs & Co., Attention: Registration Department, 200 West Street, New York, New York 10282; or, if sent to the Partnership shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: George E. Rider (Fax: (913) 928-6011).

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Partnership hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Partnership and (c) the Partnership’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Partnership on related or other matters). The Partnership agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

17. Waiver of Jury Trial. The Partnership Parties and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership, the General Partner and the several Underwriters.

Very truly yours,

TALLGRASS ENERGY GP, LP

By:	TEGP MANAGEMENT, LLC
its General Partner

By:
David G. Dehaemers, Jr.
President and Chief Executive Officer

TEGP MANAGEMENT, LLC

By:
David G. Dehaemers, Jr.
President and Chief Executive Officer

Signature Page to

Underwriting Agreement

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule I.

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

GOLDMAN, SACHS & CO.

By:
Name:
Title:

Signature Page to

Underwriting Agreement

SCHEDULE I

Underwriters	Number of Shares to be Purchased

Citigroup Global Markets Inc.
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities, Inc.
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
Wells Fargo Securities, LLC
Robert W. Baird & Co. Incorporated
Scotia Capital (USA) Inc.
Stifel, Nicolaus & Company, Incorporated
Tudor, Pickering, Holt & Co. Securities, Inc.
USCA Securities LLC

Total

Schedule I-1

SCHEDULE II

Schedule of Issuer Free Writing Prospectuses included in the Pricing Disclosure Package

[To come]

Schedule II-1

SCHEDULE III

Parties to Lock-Up Agreements

David G. Dehaemers, Jr.

William R. Moler

Gary J. Brauchle

George E. Rider

Richard L. Bullock

Frank J. Loverro

Stanley de J. Osborne

Jeffrey A. Ball

John T. Raymond

Gary Watkins

Tallgrass Holdings, LLC

KIA VIII (Rubicon), L.P.

KEP VI AIV (Rubicon), LLC

Tallgrass KC, LLC

Wylie Ventures, LLC

Hobbs Ventures, LLC

Schedule III-1

SCHEDULE IV

Foreign Jurisdictions

Partnership Entity	Jurisdiction of Formation/Organization	Foreign Jurisdictions
Tallgrass Energy GP, LP	Delaware
TEGP Management, LLC	Delaware
Tallgrass Energy Partners, LP	Delaware
Tallgrass MLP GP, LLC	Delaware
Tallgrass Equity, LLC	Delaware
Tallgrass Interstate Gas Transmission, LLC	Colorado	Kansas, Missouri, Montana, Nebraska, Oklahoma, Texas, Utah, Wyoming
Tallgrass Midstream, LLC	Delaware	Wyoming
Tallgrass MLP Operations, LLC	Delaware	Colorado, Kansas, Missouri, Montana, Nebraska, Oklahoma, Utah, Wyoming
Trailblazer Pipeline Company LLC	Delaware	Colorado, Illinois, Nebraska, Utah
Tallgrass Pony Express Pipeline, LLC	Delaware	Colorado, Kansas, Nebraska, Oklahoma, Wyoming
Tallgrass Development, LP	Delaware
Tallgrass Energy Holdings, LLC	Delaware
Tallgrass Operations, LLC	Delaware	Colorado, Illinois, Indiana, Kansas, Louisiana, Missouri, Montana, Nebraska, Ohio, Oklahoma, Texas, Utah, Wyoming

Schedule IV-1

[Form of Lock-Up Agreement]	EXHIBIT A

Tallgrass Energy GP, LP

Public Offering of Class A Shares

            , 2015

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Tallgrass Energy GP, LP, a Delaware limited partnership (the “Partnership”), TEGP Management, LLC, a Delaware limited liability company (the “General Partner”) and each of you as representatives (the “Representatives”) of a group of Underwriters named therein (the “Underwriters”), relating to an underwritten public offering of Class A shares of the Partnership (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Class A shares of the Partnership or any securities convertible into, or exercisable or exchangeable for Class A shares of the Partnership, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 180 days after the date of the Underwriting Agreement, other than Class A shares of the Partnership disposed of as bona fide gifts, sales or other dispositions, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners or members; provided that it shall be a condition to any such transfer that the transferee/donee agrees to be bound by the same restrictions in place for the undersigned pursuant to this letter for the duration that such restrictions remain in effect at the time of transfer.

[Form of Lock-Up Agreement]	EXHIBIT A

Notwithstanding anything contained herein to the contrary, to the extent that (i) at any time subsequent to the execution of this letter the undersigned is not required to make any filings under Section 16 or Sections 13(d) or (g) of the Securities Exchange Act of 1934 with respect to any Class A shares of the Partnership, and (ii) the undersigned has entered into or will enter into an agreement similar to this letter (a) in connection with a bona fide issuer directed share program relating to the underwritten public offering of Class A shares of the Partnership (a “DSP Program”) with respect to any Class A shares of the Partnership to be purchased in such DSP Program (the “DSP Shares”) and (b) with any member of the underwriting syndicate or any affiliate of such member who is acting as administrator of such DSP Program, the terms of such other similar lock-up agreement and not of this letter shall govern the undersigned’s rights with respect to such DSP Shares.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this letter.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and certain of its affiliates and the Underwriters.

If the undersigned is an officer or director of the Partnership, the undersigned agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Class A shares of the Partnership, the undersigned will notify the Partnership of the impending release or waiver. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

If for any reason the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective or if the Underwriting Agreement shall be terminated prior to the Initial Delivery Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

[Form of Lock-Up Agreement]	EXHIBIT A

The undersigned hereby represents and warrants that the undersigned has full power and authority to execute this letter and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Yours very truly,

By:

Dated:

[Form of Press Release]	EXHIBIT B

Tallgrass Energy GP, LP

            , 2015

Tallgrass Energy GP, LP, (the “Partnership”) announced today that Citigroup Global Markets Inc., the lead book-running manager in the Partnership’s recent public sale of                      Class A shares representing limited partner interests in the Partnership [and the other underwriters of such offering whose consent is required][is][are][waiving][releasing] a lock-up restriction with respect to                      [Class A shares representing limited partnership interests of the Partnership][securities convertible into Class A shares representing limited partner interests of the Partnership] held by [certain officers or directors] [an officer or director] of the Partnership. The [waiver] [release] will take effect on [insert date], and the [Class A shares of the Partnership][securities convertible into Class A shares of the Partnership] may be sold or otherwise disposed of on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-1

EXHIBIT C

FORM OF OPINION OF PARTNERSHIP COUNSEL

[To come]

C-1

EXHIBIT D

FORM OF OPINION OF COLORADO COUNSEL

[To come]

D-1

EXHIBIT E

FORM OF OPINION OF GENERAL COUNSEL

[To come]

E-1

EXHIBIT F

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

The undersigned, Gary J. Brauchle, the duly appointed Executive Vice President and Chief Financial Officer of TEGP Management, LLC (the “General Partner”), which acts as the general partner of Tallgrass Energy GP, LP (the “Partnership”) and Executive Vice President and Chief Financial Officer of Tallgrass MLP GP, LLC (the “TEP GP”), which acts as the general partner of Tallgrass Energy Partners, LP ( “TEP”), solely in the undersigned’s capacity as Executive Vice President and Chief Financial Officer of the General Partner and TEP GP, does hereby certify, in connection with the offering by the Partnership of                      Class A shares, each representing a limited partner interest in the Partnership (the “Class A Shares”), as described in the base prospectus dated April [27], 2015 (the “Prospectus”), included in the registration statement on Form S-1 (No. 333-202258) filed by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), and the related prospectus dated May [6], 2015, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act (the “Final Prospectus,” and together with the Base Prospectus, the “Prospectus”), that:

1. The undersigned is responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting for TEP, and the undersigned is responsible for oversight and supervision of TEP’s financial and accounting functions and staff.

2. The undersigned has examined the preliminary unaudited financial information set forth under the caption “Summary—Recent Developments—Preliminary Estimate of Selected First Quarter 2015 Financial Results of TEP” in the Prospectus (the “First Quarter Financial Data”).

3. The First Quarter Financial Data has been prepared (a) in a manner materially consistent with the financial information included in the Prospectus for TEP for the years ended December 31, 2012, 2013 and 2014 subject to the limitations set forth in the Prospectus and (b) in good faith based upon the assumptions that TEP’s management believes are reasonable and consistent with TEP’s internal records and information systems.

4. TEP has prepared each of the numbers (the “Financial Numbers”) that are circled and ticked with the symbol “X” in the pages of the Prospectus attached in Appendix I hereto and, as of the date hereof, each of the Financial Numbers is accurately derived from the appropriate internal accounting or financial records or internal analyses of TEP and its subsidiaries.

The undersigned is aware that this certificate is being delivered pursuant to Section 6(g) of the Underwriting Agreement dated May [6], 2015, and is to assist Citigroup Global Markets Inc. and Goldman, Sachs & Co., as representatives of the several underwriters, in conducting and documenting their investigation of the affairs of the Partnership in connection with the Partnership’s offering of the Class A Shares covered by the Prospectus.

F-1

EXHIBIT F

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

By:
Name:	Gary J. Brauchle
Title:	Executive Vice President and Chief Financial Officer

F-2